UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2026

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2026, a majority of PMGC Holdings Inc. (the “Company”)’s shareholders approved of a Certificate of Amendment of the Company’s Bylaws (“Amended Bylaws”), based on the results of the Company’s 2026 Annual Meeting of Shareholders (“Annual Meeting”) provided by Broadridge Financial Solutions, Inc. (the appointed Inspector of Elections), as further described in Item 5.07 below. The Company’s Board of Directors previously approved of the Amended Bylaws on May 4, 2026, subject to shareholder approval at the Annual Meeting.

The Amended Bylaws amend and restate Article IV, Section 3 of the Company’s Bylaws in its entirety to provide for the classification of the Board of Directors into two classes with staggered terms, Class I and Class II. The number of directors in Class I will be determined by the Board in its sole discretion, and the remaining directors will comprise Class II. The staggered terms will commence after the election of directors at the 2027 Annual Meeting of Shareholders. Directors initially elected for Class I will serve until the 2030 Annual Meeting of Shareholders, and directors initially elected in Class II will serve until the 2028 Annual Meeting of Shareholders. Thereafter, at each successive Annual Meeting of Shareholders, Class II directors will be elected for one-year terms, and at each third annual meeting following the 2027 Annual Meeting of Shareholders, Class I directors will be elected for three-year terms.

Except as provided in the Amended Bylaws, the Bylaws remain in full force and effect.

The foregoing summary of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (“Form 8-K) and is incorporated herein by reference.

Item 5.07 Submission of Matters to Vote of Security Holders.

On June 5, 2026, the Company held its Annual Meeting. Shareholders of record for the Company’s common stock, par value $0.0001 per share (“Common Stock”) and Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) as of the close of business on April 27, 2026 were entitled to vote at the Annual Meeting. According to the certified tabulation of votes provided by Broadridge Financial Solutions, Inc. (the appointed Inspector of Elections), a total of 6,564,834 shares of Common Stock and Series B Preferred Stock, in the aggregate, were represented in person or by proxy at the Annual Meeting, or 60.13% of the 10,916,625 total outstanding shares of the Company entitled to vote. A quorum was therefore present.

The matters voted upon at the Annual Meeting and the final voting results, as certified by Broadridge Financial Solutions, Inc., were as follows:

Proposal 1: Five (5) directors were nominated for election to serve until the next annual meeting and until their successors are duly elected and qualified. Each nominee was elected. The voting results for each director were:

Braeden Lichti

FOR	AGAINST	ABSTAIN
6,526,627	14,410	23,797

1

Graydon Bensler

FOR	AGAINST	ABSTAIN
6,547,573	14,409	2,852

George Kovalyov

FOR	AGAINST	ABSTAIN
6,525,150	13,824	25,860

Juliana Daley

FOR	AGAINST	ABSTAIN
6,528,969	10,115	25,750

Jeffrey Parry

FOR	AGAINST	ABSTAIN
6,525,286	13,689	25,859

The votes cast in favor of each director nominee represented approximately 99.8% of the votes cast.

Proposal No. 2: to approve an amendment to the Company’s Bylaws to provide for a staggered Board comprised of two classes of directors, designated Class I and Class II, with Class I Directors serving for three (3) year terms and Class II Directors serving for one (1) year terms.

FOR	AGAINST	ABSTAIN
6,525,599	15,443	23,792

The votes cast in favor of Proposal 2 represented 59.77% of the total outstanding shares of the Company.

Proposal 3: Shareholders were asked to ratify the appointment of HTL International, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The proposal was approved.

FOR	AGAINST	ABSTAIN
6,536,284	4,827	23,723

The votes cast in favor of Proposal 3 represented 99.92% of the votes cast.

Proposal 4: Shareholders considered a proposal to approve the potential adjournment of the Annual Meeting to solicit additional proxies if required. The proposal was approved.*

FOR*	AGAINST	ABSTAIN
6,527,449	13,200	24,185

*	The votes cast in favor of Proposal 4 represented 99.79% of the votes cast. Despite the shareholders’ approval of Proposal 4, the Company will not be adjourning the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the Company’s Bylaws dated June 5, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

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